Exhibit 99.1

       Virage Logic Reports Second-Quarter Fiscal 2005 Results

    FREMONT, Calif.--(BUSINESS WIRE)--April 21, 2005--Virage Logic Corporation (Nasdaq:VIRL)

    Quarterly News Release Highlights:

    -- Q2 revenues of $12.8 million, compared with $13.0 million for Q2 fiscal 2004 and $15.9 million for Q1 fiscal 2005

    -- Q2 GAAP net loss of $988,000, or $0.04 per share, compared with GAAP net income of $189,000, or $0.01 per share, for Q2 fiscal 2004, and with GAAP net income of $1.7 million, or $0.08 per share, for Q1 fiscal 2005

    Virage Logic Corporation, a leading provider of semiconductor intellectual property (IP) platforms and pioneer in Silicon Aware IP(TM), today reported its financial results for the second fiscal quarter ended March 31, 2005.
    Revenues for the second quarter of fiscal 2005 were $12.8 million, compared with $13.0 million for the second quarter of fiscal 2004, and with $15.9 million for the first quarter of fiscal 2005. License revenue for the second quarter of fiscal 2005 was $10.1 million, compared with $11.2 million for the same quarter a year ago and with $13.1 million for the prior quarter. Royalties for the second quarter of fiscal 2005 were $2.7 million, compared with $1.8 million for the second quarter of fiscal 2004 and with $2.8 million the prior quarter.
    As reported under U.S. generally accepted accounting principles
(GAAP) net loss was $988,000, or $0.04 per share for the second quarter of fiscal 2005. This compared with net income of $189,000, or $0.01 per share, for the second quarter of fiscal 2004 and with net income of $1.7 million, or $0.08 per share, for the first quarter of fiscal 2005.
    "While we believe the fundamentals of our business are solid, we are disappointed with our results for the second quarter which were primarily impacted by delayed customer purchasing decisions due to what we believe to be a temporary slow down in the business," said Adam Kablanian, Virage Logic's president and chief executive officer. "Beyond the impact of these business conditions, we also experienced some operational issues that negatively impacted our ability to fulfill existing orders. We are addressing these issues and are confident that these measures together with our leading technology offering and solid business model will enable us to bring the company's financial performance back to profitability."
    Continued Kablanian, "During the quarter, we launched our Silicon Aware IP initiative, which calls for Virage Logic's entire product portfolio of Physical IP -- including memories, logic and I/Os -- to be designed and tightly integrated with embedded Infrastructure IP for test, diagnostics, repair, and yield enhancements. The benefits that Silicon Aware IP delivers, including optimized yield, improved reliability and rapid time-to-volume, are particularly significant at the advanced process nodes. We believe that this initiative is the right strategic direction for the company to further extend its competitive leadership position at advanced process nodes and we are encouraged by the increasing customer adoption of our Self-Test and Repair (STAR) Memory System(TM), which represents the company's first Silicon Aware IP offering."
    For the first six months of fiscal 2005, revenues were $28.6 million, up 20 percent from $23.8 million for the first six months of fiscal 2004. Net income for the first six months of fiscal 2005 was $751,000, or $0.03 per share, compared with a net loss of $170,000, or $0.01 per share, for the first six months of fiscal 2004.

    Recent Business Highlights

    During the second quarter and more recently, Virage Logic:

    --  Signed another 65-nanometer agreement, marking the third
        65-nanometer agreement signed to date for Virage Logic's semiconductor IP

    -- Signed a total of five new direct royalty-bearing agreements for the STAR Memory System, the company's first Silicon Aware IP product, bringing the total number of STAR Memory System agreements signed to date to 114

    -- Booked a total of five new 90-nanometer agreements, including one with a new customer

    -- Signed seven new ASAP Logic(TM) and IPrima(TM) Foundation semiconductor IP platform agreements

    -- Qualified its Non-Volatile Electrically Alterable (NOVeA(R)) embedded memories for production on UMC's 0.18-micron CMOS logic process, enabling customers to source cost-effective non-volatile memories for applications requiring security, encryption, unique device identification, analog trimming, and silicon repair with no additional mask or process steps required

    -- Recorded revenue under licensing agreements from 44 customers -- 41 existing and three new.

    Business Outlook

    Virage Logic also announced today its business outlook for the third quarter of fiscal 2005. The company currently anticipates total revenues in the range of approximately $14.5 million to $15.0 million. Expected total revenues for the quarter are anticipated to include royalties of approximately $2.9 million. The company expects to report GAAP net income of approximately $0.02 to $0.03 per diluted share. Although this news release will be available on the company's website, the company disclaims any duty or intention to update these or any other forward-looking statements.

    Webcast and Taped Replay

    Virage Logic's management plans to hold a teleconference on second-quarter 2005 results at 1:30 p.m. PT / 4:30 p.m. ET today. A live webcast of management's teleconference regarding second-quarter results will be available to all investors and an archived webcast will be available from April 21, 2005 until April 21, 2006 on the investor relations page of Virage Logic's website at http://www.viragelogic.com. In addition, a telephonic replay will be available through April 28, 2005 at (719) 457-0820, access code 9094245.

    About Virage Logic

    Founded in 1996, Virage Logic Corporation (Nasdaq:VIRL) rapidly established itself as a technology and market leader in providing advanced embedded memory intellectual property (IP) for the design of complex integrated circuits. Today the company is a global leader in semiconductor IP platforms comprising embedded memories, standard cells, and I/Os and is pioneering the development of a new class of IP called Silicon Aware IP. Silicon Aware IP tightly integrates Physical IP (memory, logic and I/Os) with the embedded test, diagnostic, and repair capabilities of Infrastructure IP to help ensure manufacturability and optimized yield at the advanced process nodes. Virage Logic's highly differentiated product portfolio provides higher performance, lower power, higher density and optimal yield to foundries, integrated device manufacturers (IDMs) and fabless customers who develop products for the consumer, communications and networking, hand-held and portable, and computer and graphics markets. The company's comprehensive quality efforts are validated in its FirstPass-Silicon Characterization Lab, which helps ensure high quality, reliable IP across a wide range of foundries and process technologies. Headquartered in Fremont, California, Virage Logic has R&D, sales and support offices worldwide. For more information, visit www.viragelogic.com.

    Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995:

    Statements made in this news release, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to operational issues, trends, business outlook, products, and customer relationships. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic's ability to improve its operations; its ability to forecast its business, including its revenue, income and order flow outlook; Virage Logic's ability to execute on its strategy to become a provider of semiconductor IP platforms; Virage Logic's ability to continue to develop new products and maintain and develop new relationships with third-party foundries and integrated device manufacturers; adoption of Virage Logic's technologies by semiconductor companies and increases or fluctuations in the demand for their products; the company's ability to overcome the challenges associated with establishing licensing relationships with semiconductor companies; the company's ability to obtain royalty revenues from customers in addition to license fees, to receive accurate information necessary for calculating royalty revenues and to collect royalty revenues from customers; business and economic conditions generally and in the semiconductor industry in particular; competition in the market for semiconductor IP platforms; and other risks including those described in the company's Annual Report on Form 10-K for the period ended September 30, 2004, and in Virage Logic's other periodic reports filed with the SEC, all of which are available from Virage Logic's website (www.viragelogic.com) or from the SEC's website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.

    All trademarks are the property of their respective owners and are protected herein.


                       Virage Logic Corporation
            Unaudited Consolidated Statements of Operations
               (In thousands, except per-share amounts)


                               Three Months Ended   Six Months Ended
                               ------------------- -------------------
                                Mar. 31,  Mar. 31,  Mar. 31,  Mar. 31,
                                  2005      2004      2005      2004
                               --------- --------- --------- ---------
Revenues:
  License                       $10,109   $11,212   $23,171   $20,686
  Royalties                       2,675     1,765     5,472     3,151
                               --------- --------- --------- ---------
    Total revenues               12,784    12,977    28,643    23,837
Cost and expenses:
  Cost of revenues                3,102     2,867     6,139     5,303
  Research and development        5,089     4,639     9,862     9,052
  Sales and marketing             4,170     3,714     7,983     6,962
  General and administrative      2,109     1,636     4,043     3,081
  Stock-based compensation          339        49       339        99
                               --------- --------- --------- ---------
    Total cost and expenses      14,809    12,905    28,366    24,497
                               --------- --------- --------- ---------
Operating income (loss)          (2,025)       72       277      (660)
Interest income and other, net      444       136       738       304
                               --------- --------- --------- ---------
Income (loss) before taxes       (1,581)      208     1,015      (356)
Income tax provision (benefit)     (593)       19       264      (186)
                               --------- --------- --------- ---------

Net income (loss)                 $(988)     $189      $751     $(170)
                               ========= ========= ========= =========

Earnings per share:
   Basic                         $(0.04)    $0.01     $0.03    $(0.01)
   Diluted                       $(0.04)    $0.01     $0.03    $(0.01)

Shares used in computing per
 share amounts:
   Basic                         22,140    21,373    21,959    21,277
   Diluted                       22,140    22,168    22,896    21,277


                       Virage Logic Corporation
                 Unaudited Consolidated Balance Sheets
                            (In thousands)


                                         Mar. 31, 2005  Sept. 30, 2004
                                         -------------- --------------
ASSETS

Current assets:
  Cash and cash equivalents                    $31,877        $28,746
  Short-term investments                        22,454         27,144
  Accounts receivable, net                      15,051         17,756
  Costs in excess of billings on
   uncompleted contracts                         1,069            670
  Prepaid expenses and other assets              4,949          4,079
  Taxes receivable                                 315          1,302
                                         -------------- --------------
    Total current assets                        75,715         79,697

  Property, equipment and leasehold
   improvements, net                             5,655          4,090
  Goodwill                                       9,782          9,782
  Other intangible assets, net                   2,568          2,762
  Deferred tax assets                            5,225          5,225
  Long-term investments                         13,367          7,222
  Other long-term assets                         1,240            410
                                         -------------- --------------
    Total assets                              $113,552       $109,188


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                              $1,176           $506
  Accrued expenses                               4,575          5,019
  Deferred revenue                               6,547          7,548
  Income taxes payable                           2,350          3,569
                                         -------------- --------------
    Total current liabilities                   14,648         16,642
Deferred tax liability                           1,035          1,035
                                         -------------- --------------
    Total liabilities                           15,683         17,677
Stockholders' equity:
  Common stock                                      22             22
  Additional paid-in capital                   117,613        112,457
  Accumulated other comprehensive income
   (loss)                                          423            (28)
  Accumulated deficit                          (20,189)       (20,940)
                                         -------------- --------------
    Total stockholders' equity                  97,869         91,511
                                         -------------- --------------
      Total liabilities and
       stockholders' equity                   $113,552       $109,188
                                         ============== ==============


                       Virage Logic Corporation
            Unaudited Consolidated Statements of Cash Flows
                            (In thousands)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                       2005      2004
                                                   --------- ---------
OPERATING ACTIVITIES:
  Net income (loss)                                   $(988)     $189
  Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating activities:
    Provision for doubtful accounts                     (41)      (43)
    Depreciation                                        570       817
    Amortization of intangible assets                    97        96
    Expense related to stock-based compensation         339        49
  Changes in operating assets and liabilities:
    Accounts receivable                               1,964      (767)
    Costs in excess of billings on uncompleted
     contracts                                         (244)      130
    Prepaid expenses and other assets                  (307)      137
    Taxes receivable                                    989      (259)
    Accounts payable                                    301      (325)
    Accrued expenses                                   (956)     (141)
    Deferred revenue                                    841      (825)
    Income tax payable                               (1,294)        -
                                                   --------- ---------
  Net cash provided by (used in) operating
   activities                                         1,271      (942)
INVESTING ACTIVITIES:
  Purchase of property and equipment                 (1,781)     (315)
  Purchase of investments                            (4,203)     (130)
  Proceeds from maturities of investments             5,941     7,177
  Payment of merger-related obligation                 (500)     (500)
                                                   --------- ---------
  Net cash provided by (used in) investing
   activities                                          (543)    6,232
                                                   --------- ---------
FINANCING ACTIVITIES:
  Net proceeds from issuance of common stock          2,304     1,013
                                                   --------- ---------
  Net cash provided by financing activities           2,304     1,013
                                                   --------- ---------
  Effect of exchange rates on cash                      (18)        -
                                                   --------- ---------
  Net increase in cash and cash equivalents           3,014     6,303
                                                   --------- ---------
  Cash and cash equivalents at beginning of period   28,863    49,043
                                                   --------- ---------
  Cash and cash equivalents at end of the period    $31,877   $55,346
                                                   ========= =========

    CONTACT: Virage Logic Corporation
             Mike Seifert, 510-360-8025
             michael.seifert@viragelogic.com